UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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        Rule14a-6(e)(2))
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[X]     Soliciting Material Pursuant to Rule 14a-12

                           BURLINGTON RESOURCES INC.
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               (Name of Registrant as Specified in its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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The following is the text of a newspaper article published in the Houston
Chronicle on December 18, 2005, relating to the Company's proposed transaction with ConocoPhillips.

A HOMETOWN MERGER

DEPARTING CEO SAYS DEAL PROVES COMPANY'S VALUE

COPYRIGHT 2005 HOUSTON CHRONICLE

When ConocoPhillips announced its acquisition of Burlington Resources early last week, in a deal valued at more than $35 billion, it started the clock ticking for Burlington Chairman and CEO Bobby Shackouls.

When the deal closes early next year, he'll retire from his full-time job at Burlington Resources, where he will have worked for more than 12 years, and take a seat on the ConocoPhillips board of directors.

Shackouls said the deal signals long overdue recognition for the company. The firm has specialized in drilling for natural gas in some of the more difficult geographic formations in North America, bringing so-called unconventional gas to market at a time when the continent's easy-to-reach resources are in decline.

"It's really gratifying for us to be able to get this kind of a deal, because finally the marketplace recognizes the true value of the assets we've put together and the teams we've put together to run them," he said.

A chemical engineer by training with stints at Exxon, Torch Energy Advisors and Plains Resources, Shackouls talked with Chronicle reporter Tom Fowler about the acquisition, his future and the future for his employees.

Q: How did this deal come about? Were you shopping the company around?

A: We did not shop the company. Jim Mulva (ConocoPhillips' CEO) and I have been friends for a number of years and talked on and off about the similarities of our philosophies toward the business. But the stars have never been aligned because we felt like we were undervalued. Even though we've benefited from higher commodity prices, I think the market has recently begun to recognize the value of the business model we put in place. As that occurred, Jim approached me and suggested we get together and talk about a potential acquisition. Over the course of a couple of months we were able to structure a transaction that made sense for both of us.

Q: Was this a case where you didn't want to wait until a less-than-friendly offer came around?

A: This is a consolidating business, and has been forever, and will continue to be. So my view is if you can get to a point where the markets recognize the true value of your company, it's better to be a leader than a follower. Over the last three years, our shareholders enjoyed a return on investment of 15 percent, then 31 percent and then 59 percent last year.

We entered this deal with a stock price of $43.50. ConocoPhillips offered us $46.50 in cash and then their stock. So it allows our shareholders to take money off the table in the form of cash and still get exposure to the same exploration and production business we were already in. We also get to accomplish some things we can't do as a smaller company. This includes getting exposure to large international opportunities that require scale and scope. We can't operate in places like Russia and Kazakhstan. This also gives us exposure in a business we've never been in before, and that's as a world-class refining and marketing operation.

Q: One thing that makes Burlington so attractive is its assets in unconventional gas fields. How did you get into that business?

A: The cornerstone of our company has long been the San Juan Basin, and that's where we created and crafted our business model. We started working up and down the Rocky Mountain fairway this way, from the San Juan in the south to Western Canada in the north.

We know there's a tremendous amount of gas in the rocks of the Rocky Mountains, but they tend to be very, very tight and impermeable. So we have to use modern technology in order to get at them, using new seismic information, new drilling technology to do what I like to call manufacturing gas from these technically challenging rocks. That's really our business. We took the San Juan model to Canada in 1999, and now we're one of the largest producers in western Canada. Canada has a whole lot more running room than San Juan since it's a much less mature basin.

Q: Do prices need to stay where they are to continue to make unconventional gas plays financially viable?

A: We're hopeful that by bringing on more and more of this gas, we can replace the high-decline gas, and that gas lost to the hurricane, and bring the price of the commodity back down. It doesn't take $13 to $15 gas to support the economics of these types of projects.

What it really takes is the ability to drive costs out of the equation so we can drive costs out of the manufacturing operations. Throughout the Rockies we know the gas is there. It's not a matter of discovering it, but how do you technically get it out of the ground in a cost-effective manner where you can make a return for your shareholders?

Q: Is technology making the term "unconventional" irrelevant?

A: That will be the case in North America because of the maturity of the basin. Working in these kinds of conditions is going to become much more of the norm than what we were doing 20 to 25 years ago. There have been more than 3 million wells drilled in this country, and there's not that much white space left on the map. We have to take what's left.

Q: Clearly, job cuts are inevitable with the ConocoPhillips deal. The companies mentioned in presentations there will be $375 million in synergies and savings. Do you know what this will mean in terms of jobs?

A: For the $375 million, most of that is not aimed at head count but at operational efficiencies, being able to optimize our exploration and development portfolios to where we do the very best projects between the two.

Clearly there will be savings between the two companies, for example we don't need two CEOs, so I'll be leaving. But our hope is it has an impact on as few people as possible. We're just now getting the teams in place to address the questions of what we need to do for this combination, what we are going to need going forward, who needs to go where, who needs to transfer where.

Q: What do you want to tell Burlington employees as you get ready to move on?

A: They should take great pride in what they created here because it's very unique. It's an unbelievable culture, and that's the sad part. We know that culture will go away. But on the other hand, they have done something not many people have done. It's my hope a large number of them will be given opportunities they will enjoy for the rest of their careers.

Q: What will you do next?

A: I have agreed to be on the board of ConocoPhillips, and I'm looking forward to that.

Exactly what the future holds for me I don't know yet. I'd like to get this deal done and sit back and take a few months to figure out what to do next.

I'm on another company board (Kroger), so between the two of them it's going to keep me pretty busy for a while.

But energy is all I know, so I'm afraid I wouldn't be of much use to anyone else in any other industry.

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             CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING
       INFORMATION FOR THE PURPOSE OF "SAFE HARBOR" PROVISIONS OF THE
              PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

        Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by Burlington Resources shareholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration of Burlington Resources operations into ConocoPhillips will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of ConocoPhillips' and Burlington Resources' reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Burlington Resources Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                           ADDITIONAL INFORMATION

        In connection with the proposed transaction, ConocoPhillips will file a Form S-4, Burlington Resources will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4 AND THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors may obtain a free copy of the Form S-4 and the proxy statement (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov.

        ConocoPhillips, Burlington Resources and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Burlington Resources' stockholders in connection with the merger. Information about the directors and executive officers of ConocoPhillips and their ownership of ConocoPhillips stock will be set forth in the proxy statement for ConocoPhillips' 2006 Annual Meeting of Stockholders. Information about the directors and executive officers of Burlington Resources and their ownership of Burlington Resources stock is set forth in Burlington Resources' proxy statement for its 2005 annual meeting, which was filed with the SEC on March 10, 2005. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

        Investors should read the Form S-4 and proxy statement carefully when they become available before making any voting or investment decision.